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                                    CONSENT                       EXHIBIT  99.6


To:   Corporate Secretary
      Amscan Holdings, Inc.



          I hereby consent to being named in the Proxy Statement/Prospectus to be filed by Amscan Holdings, Inc. (the "Company") as about to become a director of the Company and to serving as a director of the Company if the merger of Confetti Acquisition, Inc., of which I am presently a director, with and into the Company is consummated.


Dated: November 14, 1997




                                        Signature: /s/ Joseph P. DiSabato
                                                   --------------------------
                                        Name:      Joseph P. DiSabato